UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 21, 2025

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Effective December 21, 2025, Steel Dynamics, Inc. (the “Company”) redeemed and subsequently repaid all of its outstanding 5.000% Senior Notes due 2026 (the “Notes”) at a price of 100.000% of the principal amount of $400,000,000, together with accrued and unpaid interest to, but not including, December 21, 2025.

The Notes were issued in the original principal amount of $400,000,000, pursuant to an Indenture, as amended and supplemented, dated as of December 6, 2016 (the “Indenture”), between the Company, as Issuer, and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee.

Pursuant to Section 8.01 of the Indenture, the Company having fully paid all remaining sums payable thereunder, and having delivered all Notes to the Trustee for cancellation, the Company’s obligations under the Indenture have now been terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: December 23, 2025	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer